UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 27, 2006

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-11386-04	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA		94303-1110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 846-2900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (7 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, in connection with the initial public offering of the common stock of CPI International, Inc. (the “Company”), Robert A. Fickett resigned as a director of the Company, and William P. Rutledge was elected to the board of directors of the Company.

Mr. Rutledge was elected to the board of directors, among other things, to provide the Company with an additional director who is independent under Securities and Exchange Commission rules and Nasdaq National Market rules. Mr. Fickett retained his position as President and Chief Operating Officer of the Company.

Mr. Rutledge was also appointed to the Audit Committee and the Nominating and Governance Committee of the Company on April 27, 2006. There are no arrangements or understandings between Mr. Rutledge and any other person pursuant to which he was selected as a director of the Company.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.
(Registrant)

Date: May 3, 2006	By:	/s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer